EXHIBIT 16



May 20,2002



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Dear Sir/Madam:



We have read paragraphs two through four of Item 4 included in the Form 8-K/A dated May 17, 2002 of Indiana Gas Company, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.



Very truly yours,



Arthur Andersen LLP



cc:    Jerome A. Benkert, Jr.
       Executive Vice President and
       Chief Financial Officer
       Indiana Gas Company, Inc.